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                                                                    Exhibit 10.2

                             FIRST REFUSAL AGREEMENT

                                     between

                     MEYER ZALL LABORATORIES (PTY.) LIMITED

                        [Registration Number 92/04344/07]

                   of 18 Lona Street, Malanshof, 2194 RANDBURG

                            Republic of South Africa

                        [hereinafter referred to as "MZ"]

                                       and

                                 IMX CORPORATION

                    a corporation organised under the laws of

                  the State of Utah, United States of America,

                  and having its principle place of business at

                   2295 Corporate Boulevard #131, Boca Raton,

                     FLORIDA 33431, United States of America

                       [hereinafter referred to as "IMX"]

                               - - - - oOo - - - -

MATTERS RECORDED:

A. MZ is the exclusive licensee world-wide in respect of pharmaceutical preparations developed by Mr. Piet Meyer and in respect of which preparations Pitmy International NV hold certain patent rights and is the proprietor of pending applications including U.S. Patent Application 08/318,626;

B. MZ has granted distribution rights for the U.S.A. in respect of some of the preparations which are the subject of the aforementioned patent rights and patent applications to

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      Interderm Limited, a company organised under the laws of Gibraltar, which company has in turn ceded such rights, with the consent of MZ, to IMX;

C. MZ and Pitmy International NV are continuing to develop new preparations failing within the scope of the aforementioned patents and patent applications;

D. IMX wishes to be given an opportunity to be appointed as exclusive distributor for such new products as may in future be developed by MZ and/or Pitmy International.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

                                       1.
                                   Definitions

In this agreement

1.    "New Products"               shall mean all new pharmaceutical
                                   formulations in respect of which MZ may in future acquire the right to manufacture, and sell as being products failing under the licence which MZ has in terms of its agreement with Pitmy.

2.    "The Territory"              is the United States of America.

                                       2.
                              First Refusal Rights

MZ hereby undertakes in favour of IMX that for as long as IMX enjoys the rights to distribute the products which it is to distribute in terms of its agreement with Interderm Limited, MZ shall not market any new product in the territory without first offering the exclusive right to distribute such new product to IMX and allowing IMX a period of 60 days to accept such distributorship.

                                       3.

3.1   The offer of distributorship contemplated in clause 2 shall -

      3.1.1 be made in writing;

      3.1.2 be accompanied by a sample of the product offered for distribution;

      3.1.3 set out the price at which the product is offered which price shall be applicable for a period of one year from the date upon which IMX received FDA approval or any other approvals it needs in order to market the product in the Territory;


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      3.1.4 be accompanied by such product documentation as MZ may at that time have in its possession and which may serve to assist IMX in procuring product registration and FDA or other approval for the marketing of the product in the territory;

      3.1.5 specify a time period within which FDA or other regulatory approval shall be obtained as specified in clause 4 below.

3.2 Such offer shall be effective only after IMX has given a written confirmation that it has procured that all personnel of and consultants to IMX who shall be involved with the evaluation of the product or to whom the information is to be communicated for any other reason have signed written undertakings that they will maintain confidentiality in respect of the information to be communicated and developed by them in respect of the New Product.

                                       4.

Should IMX elect to be appointed distributor of the new product offered to it, it shall

4.1 notify MZ in writing within 60 days of it having received the offer as contemplated in clause 3 above;

4.2 pay MZ an amount of U.S. $500,000 in cash, or at the election of MZ procure the acquisition of IMX stock to the value to U.S. $500,000 in the name of MZ at no cost to MZ;

4.3 confirm that the period to obtain regulatory approval as specified by MZ in terms of clause 3.1.5 is in its opinion a reasonable period for that purpose.

                                       5.

It is an explicit term of this agreement despite anything to the contrary herein contained, that should IMX not be able to procure the requisite marketing approval for the new product in the territory within the term stipulated by MZ in terms of clause 3.1.5 and agreed to by IMX in terms of clause 4.3, then in that event:

5.1   IMX shall notify MZ in writing of such inability;

5.2 MZ shall repay the amount of $500,000 to IMX within a period of 60 days, free of interest, or in the event of MZ having received IMX stock to the value of $500,000, it shall take immediate steps to dispose of such stock to the value of $500,000 and repay IMX the amount of $500,000 and in the event of there being a shortfall on the proceeds of such sale, it shall repay the balance of the amount owing to IMX within 60 days of the date of it being notified of IMX's inability to procure marketing approval;


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5.3   Against the due repayment of the amount specified in 5.2 above, IMX shall hand over free of charge to MZ all its records in connection with its attempts to procure marketing approval;

5.4 MZ shall thereafter be at liberty to market the new product itself or appoint another distributor and shall be entitled to utilise any part of the records acquired in terms of clause 5.3.

                                       6.

In the event of IMX not accepting the distributorship offered to it:

6.1   MZ shall be at liberty to offer such distributorship to any other party;

6.2 IMX shall return all samples and documentation handed to it in respect of the new product and shall thereafter refrain from utilising such information in any manner whatsoever;

6.3 IMX shall maintain confidentiality with regard to all confidential information in respect of the new product.

                                       7.

The rights granted to IMX are personal to IMX and shall not be assigned to any other party without the prior written consent of MZ.

                                       8.

This agreement will be governed by the laws of the Republic of South Africa.

THUS DONE AND SIGNED at Costa Mesu on this 17th day of October, 1995.

AS WITNESSES:                            _______________________________________
                                         MEYER ZALL (PTY.) LIMITED

1.    ________________________________   herein represented by

2.    ________________________________   he being duly authorised to do so


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THUS DONE AND SIGNED AT Boca Raton, Fla on this 13th day of October, 1995.

AS WITNESSES:                            BY William A. Forster, President /s/

1.    ________________________________   herein represented by William. A.
                                         Forster, President,

2.    ________________________________   he being duly authorised to do so



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